EXHIBIT 10 (a)(i)


                          AMENDMENT TO PROMISSORY NOTE,
                             CORPORATE GUARANTEE AND
                              SECURITY ARRANGEMENT


US$1,500,000                                              San Diego, California


FOR VALUE RECEIVED, Berjaya Lottery Management (HK) Ltd. ("Maker") and International Lottery & Totalizator Systems, Inc. ("Holder") hereby agree to amend the Promissory Note, dated 14 February 2001 (the "Amendment"). The provisions of the Promissory Note are amended as follows:

1. Term. The Term of the Promissory Note is extended until 14 February 2002 ("Due Date") and all provisions of the Promissory Note, except as amended herein by this Amendment, remain in full force and effect until all principal amounts and interest due under the Promissory Note are paid by Maker to Holder. However, Holder agrees that if the Promissory
         Note is not paid on the Due Date, Maker shall have until 15 April 2002 ("Cure Date") to pay the Promissory Note. Interest shall continue to accrue during the Cure Period.

2. Corporate Guarantee. BLM, as Guarantor, hereby unconditionally guarantees: (a) all unpaid amounts of the (US)$1,500,000 principal amount and unpaid interest until all such amounts are paid and (b) the obligations of Sports Toto as set out in the Promissory Note.

3. Escrow Account. Maker will forward to Mellon Investor Services as Escrow Agent and as Transfer Agent of Holder certificate(s) for shares of Common Stock of Holder equal in value to 2X the sum of the principal amount of the Promissory Note and all interest which will be due and payable on the Due Date:

         (a) The value of a share of Holder's Common Stock for purposes of determining the number of shares of ILTS Common Stock to be placed in the Escrow Account is (US)$0.70 per share;

         (b) The number of shares of Common Stock of Maker to be placed in the Escrow Account is 4,579,341 shares (the "Shares");

         (c) Maker agrees that if the amount due under the Promissory Note including interest at nine percent (9%) per annum calculated on a daily basis from 14 February 2001 up to the date of its full payment is not paid on the Cure Date, the Escrow Agreement will provide that the Escrow Agent will transfer the certificates of Common Stock of Holder to the Holder's account, in accordance with the provisions of the Escrow Agreement, for such disposition as Holder determines; and

         (d) Maker agrees to execute such stock powers or other documents requested by Holder and the Escrow Agent to carry out the purposes of the Promissory Note, this Amendment and the Escrow Agreement attached as Exhibit A.

4. Security. Maker's obligations under the Promissory Note and this Amendment are secured by that certain Escrow Agreement of even date herewith ("Escrow Agreement") encumbering certain shares of ILTS Common Stock owned by Maker. Notwithstanding the foregoing, Maker and the Holder or any other holder of this Promissory Note agree that the holder of this Promissory Note shall have full recourse to all assets and properties of Maker, including, without limitation, the Shares pledged to the Holder pursuant to the Escrow Agreement.

         This Amendment shall be governed by and construed in accordance with the laws of the State of California and the parties agree that any action brought hereunder to enforce the provisions of the Promissory Note, this Amendment and the Escrow Agreement will be brought in the U.S. federal or California state courts in San Diego county, California and each party hereby submits to the jurisdiction of such courts for notice, service of process and all legal or enforcement proceedings.
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Executed this 15th day of October 2001 in San Diego, California.

Berjaya Lottery Management (H.K.) Ltd.



By:      /s/ Tan Sri Dato' Seri Vincent Tan Chee Yioun
         _____________________________________________________

Title:   President
         _____________________________________________________

International Lottery & Totalizator Systems, Inc.




By:      /s/ M. Mark Michalko
         _____________________________________________________

Title:   President
         _____________________________________________________